SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2012 (February 23, 2012)

FLOWERS FOODS, INC.

(Exact Name of Registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Board of Directors (the “Board”) of Flowers Foods, Inc. (the “Company”) adopted the Flowers Foods, Inc. Change of Control Plan (the “Plan”). The Compensation Committee of the Board will designate which employees are eligible to participate in the Plan. Currently, each of the Company’s executive officers is eligible to participate. The Plan provides for the payment of severance benefits to designated employees whose employment is terminated during the Protection Period (as defined in the Plan) by the Company without Cause (as defined in the Plan) for reasons other than death or disability or by the designated employee for Good Reason (as defined in the Plan).

In the event of a qualifying termination under the Plan, a participant will be entitled to the following payments:

•

An amount equal to the participant’s annual base salary at the time of termination (subject to adjustment if base salary was reduced in connection with the Change of Control) multiplied by the applicable Factor set forth in the Plan (the “Factor”);

•	An amount equal to the participant’s target award under the Company’s incentive bonus plan for the year in which the termination occurs multiplied by the applicable Factor;

•

A lump sum amount equal to 18 times the monthly premium amount calculated as if the participant had continued participation in the Company’s medical plan using the participant’s coverage election at the time of termination; and

•	Up to $25,000 of outplacement services for up to one year following termination.

Under the Plan, the Factor is three for Company’s the Chief Executive Officer and two for the Company’s other executive officers.

The Company’s Chief Executive Officer and the other named executive officers who had Continuation of Employment agreements consented to the termination of these agreements effective February 28, 2012 and became participants in the Plan. All payments under the Plan are subject to execution of a general release of claims as well as certain prohibitions on competition, disparagement and solicitation of employees and customers following termination. The Plan does not reduce amounts otherwise payable to the executive officers under other plans or agreements with the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description

10.1	Flowers Foods, Inc. Change of Control Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

	By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Executive Vice President and Chief
Financial Officer

Date: February 29, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Flowers Foods, Inc. Change of Control Plan.

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